UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   August 11, 2017

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:   (720) 437-6580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 11, 2017, we entered into a Securities Purchase Agreement with various investors pursuant to which we agreed to sell Class A and Class B equity units for gross proceeds of approximately $11.8 million. Class A units consist of one (1) share of common stock and a warrant to purchase one and one-half (1.5) shares of common stock and were sold at a negotiated price of $0.15 per unit. Class B units consist of one (1) share of our newly created Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants to purchase one and one-half (1.5) shares of common stock for each share of common stock into which the Series A Preferred Stock is convertible and were sold at a negotiated price of $1,000 per unit to those purchasers who, together with their affiliates and certain related parties, would beneficially own more than 9.99% of our outstanding common stock following the offering. The offering closed on August 15, 2017.

Joseph Gunnar & Co., LLC acted as Lead Placement Agent and Fordham Financial Management, Inc., acted as Co-Placement Agent for the offering.

In the offering, we issued an aggregate of 63,933,298 shares of our common stock, 2,250 shares of Series A Preferred Stock and warrants to purchase up to an aggregate of 118,399,947 shares of our common stock. The terms of our Series A Preferred Stock are summarized in Item 5.03 below.

The exercise price of the warrants is $0.18 per share, subject to adjustment for stock splits, stock dividends and similar corporate events and as described below. The warrants terminate in five years. The warrants are exercisable on the earlier of (i) the date that we effect a one-for-twenty reverse split and (ii) the forty-fifth calendar date following August 15, 2017. In the event that we do not effect such reverse stock split on or prior to August 26, 2017, the exercise price of the warrants will be reduced automatically to $0.15. The warrants may be exercised on a cashless basis if after the six month anniversary of August 15, 2017 there is not an effective registration statement covering the resale of the underlying shares of common stock.

Until such time as our common stock is listed on any NASDAQ or NYSE exchange, if we issue securities convertible into shares of our common stock (“Convertible Securities”), or any rights, warrants or options to purchase shares of our common stock or Convertible Securities, for a consideration per share (the “New Issuance Price”) less than a price equal to the warrants’ exercise price in effect immediately prior to such issuance, then the exercise price of the warrants then in effect will be reduced to an amount equal to the New Issuance Price. Such adjustment of the exercise price does not apply to issuances under our equity incentive plans or for convertible securities outstanding on August 11, 2017.

An investor will be prohibited from exercising a warrant if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% or 9.99%, as elected by the investor at the closing of the offering, of the total number of shares of our common stock then issued and outstanding.

In connection with the offering, on August 11, 2017, we also entered into a Registration Rights Agreement with the investors. Pursuant to the Registration Rights Agreement, we must file with the Securities and Exchange Commission (the “SEC”) no later than September 5, 2017, a registration statement on Form S-1 covering the shares of common stock issued in the offering and all of the shares of common stock underlying the Series A Preferred Stock and warrants. If the registration statement is not declared effective by October 5, 2017, we will be required pay a penalty to each holder in an amount equal to 2% of its purchase price per month until all shares are covered by an effective registration statement. In addition, we may not file another registration statement for unrelated securities until all of the shares of common stock issued in the offering and all of the shares of common stock underlying the Series A Preferred Stock and warrants are covered by an effective registration statement.

We intend to use the net proceeds of the offering for sales and marketing expenses to further advance the commercialization of Natesto®, and for working capital and general corporate purposes.

For the 24 months following the Effective Date, as defined in the Securities Purchase Agreement, upon any issuance by us of any common stock or common stock equivalents for cash consideration or indebtedness or a combination thereof (a “Subsequent Financing”), each investor in the offering will have the right to participate in up to an amount of the Subsequent Financing equal to 35% of the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing. The “Effective Date” is the earliest of the date that (a) the initial registration statement registering all of the shares of common stock and the shares of common stock into which the Series A Preferred Stock is convertible and the warrants (collectively, the “Securities”) are exercisable has been declared effective by the SEC, (b) all of the Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for our company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions or (c) following the one year anniversary of August 15, 2017, all of the Securities may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act of 1933, as amended (the “Securities Act”), without volume or manner-of-sale restrictions.

Until the later of (i) 270 days after the Effective Date and (ii) 365 days from August 15, 2017, without the consent of investors that purchased at least 51% of the shares of common stock in the offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or file any registration statement covering the issuance or resale of any shares of common stock or common stock equivalents. If the value weighted average price of our common stock exceeds $1.00 (as adjusted for stock splits, stock dividends and similar corporate events) for five or more consecutive trading days, this right will terminate.

Until such time as no investor in the offering holds any of the warrants, we are prohibited from effecting or entering into an agreement to effect any issuance by us of our common stock or common stock equivalents involving a Variable Rate Transaction, as defined in the Securities Purchase Agreement. “Variable Rate Transaction” means a transaction in which we (i) issue any debt or equity securities that are convertible into common stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of our common stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our common stock or (ii) enter into any transaction under, any agreement, including, but not limited to, an equity line of credit, an “at-the-market” offering or similar agreement, whereby we may issue securities at a future determined price.

The form of warrant, the Securities Purchase Agreement and the Registration Rights Agreement are filed herewith as Exhibits 4.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing descriptions of the warrant, the Securities Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the respective exhibits.

The common stock, Series A Preferred Stock and the warrants were sold in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) and Regulation D promulgated under the Securities Act. Neither the common stock, Series A Preferred Stock nor the warrants may be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the common stock, the Series A Preferred Stock or the warrants or any other securities of our company.

Copies of the press releases regarding the above matters are attached hereto as Exhibits 99.1 and 99.2.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the financing described in Item 1.01 above, we terminated the Purchase Agreement, dated as of July 27, 2016, by and between us and Lincoln Park Capital Fund, LLC. The termination was effective on August 16, 2017. Pursuant to the Purchase Agreement, under certain circumstances, we could require Lincoln Park to purchase shares of our common stock up to an aggregate of $10.0 million. Prior to termination, we sold an aggregate of 386,190 shares of our common stock to Lincoln Park for an aggregate of $740,000 in gross proceeds.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 and Item 5.03 is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 11, 2017, we filed a Certificate of Designation of Series A Convertible Preferred Stock with the Delaware Secretary of State classifying and designating the rights, preferences and privileges of the Series A Preferred Stock, of which there are 10,000 shares authorized. As reported in Item 1.01 above, on August 15, 2017, we issued an aggregate of 2,250 shares of Series A Convertible Preferred Stock.

At any time, at the option of the holder, Series A Preferred Stock may be converted into a number of shares of common stock equal to $1,000.00 divided by the conversion price, which is $0.15, subject to adjustment for stock splits, stock dividends and similar corporate events

An investor will be prohibited from converting any Series A Preferred Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 9.99% of the total number of shares of our common stock then issued and outstanding.

Except as otherwise expressly provided by law, the holders of shares of Series A Preferred Stock are entitled to vote with the common stock, as if converted into shares of common stock, provided, however, that in no event will a holder of shares of Series A Preferred Stock be entitled to vote a number of shares in excess of such holder’s Beneficial Ownership Limitation.

The Certificate of Designation of Series A Convertible Preferred Stock is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The foregoing description of the Series A Preferred Stock and the Certificate of Designation of Series A Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the exhibit.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series A Convertible Preferred Stock of Aytu BioScience, Inc., filed with the Delaware Secretary of State on August 11, 2017.

4.1	Form of Warrant issued on August 15, 2017.

10.1	Securities Purchase Agreement, dated August 11, 2017, between Aytu BioScience, Inc. and the investors named therein.

10.2	Registration Rights Agreement, dated August 11, 2017, between Aytu BioScience, Inc. and the investors named therein.

99.1	Press release dated August 11, 2017

99.2	Press release dated August 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2017	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
	Name:	Gregory A. Gould
	Title:	Chief Financial Officer